EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File Number 333-61769) and in the Registration Statement on Form S-8 (SEC File Number 33-198301) of Gencor Industries, Inc. (the “Company”) of our report dated December 16, 2022, with respect to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

/s/ MSL, P.A.

MSL, P.A.

Certified Public Accountants

PCAOB ID Number:    569

Orlando, Florida

December 16, 2022